                                                                   Exhibit 10.58

                   FIELD OPERATION AND MAINTENANCE AGREEMENT
                                    (Navy I)


    This Field Operation and Maintenance Agreement ("Agreement") is entered into as of May 28, 1999 (the "Effective Date"), by and between COSO FINANCE PARTNERS, a California general partnership ("CFP"), and COSO OPERATING COMPANY LLC, a Delaware limited liability company ("COC").

    WHEREAS, CFP owns a three unit 90 megawatt output power facility and related geothermal resources (collectively the "Facility," as further defined herein) located at the Naval Air Weapons Center near China Lake, California designated as the Navy I Project; and

    WHEREAS, CFP and COC wish to provide for the terms and conditions of the operations and maintenance of the Facility as more fully provided for herein.

    NOW, THEREFORE, the parties hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     The following capitalized words and phrases used in this Agreement shall have the meanings specified in this Article 1.

     1.1  Additional Services means services other than Required Services,
          -------------------
which will be provided by COC at such times and at such costs as approved by CFP.

     1.2  Annual Operating Fee means the Annual Operating Fee as provided
          --------------------
for in Section 4.3 hereof.

     1.3  CFP Partnership Agreement means that certain Amended and Restated
          -------------------------
General Partnership Agreement of Coso Finance Partners, dated as of the Effective Date.

     1.4  CLJV means China Lake Joint Venture, a California single-purpose
          ----
partnership organized as a joint venture between Caithness Acquisition Company, LLC and Caithness Geothermal 1980, Ltd., a New Jersey limited partnership.

     1.5  Commencement Date means February 25, 1999, the date of the previous
          -----------------
operations and maintenance agreement.

     1.6  Direct Costs means Direct Costs as defined in Section 4.2 hereof.
          ------------

     1.7  Drilling Services means Drilling Services as defined in Section
          -----------------
2.1(c) hereof.

     1.8  Emergency means an event occurring at the Resource Area which poses
          ---------
actual or imminent risk of serious personal injury, physical damage, violation of a material Governmental Requirement or loss of material contractual rights of CFP requiring, in the good faith determination of COC, immediate preventative or remedial action by COC and for which advance approval by CFP otherwise required under this Agreement would be impossible or impractical and for which there was no reasonable advance notice to COC of the need for such action.

     1.9  ESCA means ESCA LLC, a Delaware limited liability company, the two
          ----
members of which are ESI and Mojave.

     1.10 ESI means ESI Geothermal, Inc., a Florida Corporation.
          ---

     1.11 Facility means the geothermal power facility, located on the lands
          --------
of the Naval Weapons Center, known as the Navy I Project, consisting of three Units, the Transmission Line, interconnection to the Transmission Line, certain common control and support facilities, and any part of the surface of the real property, fixtures and buildings which are located within the Fencelines of any of the three Units.

     1.12  Fenceline means the perimeter described by the fence or fences
           ---------
which enclose any Unit.

     1.13  FERC means the Federal Energy Regulatory Commission.
           ----

     1.14  Field Operations means the well drilling and well workover work
           ----------------
within the Resource Area, and related accounting activities, and management and engineering of the geothermal resource, but shall exclude the surface steam gathering system and steam, noncondensable gas and brine disposal systems connected to the Facility and well operation and maintenance.

     1.15  Field Operator means COC in its capacity as field operator under
           --------------
this Agreement.

     1.16  FPLE means FPL Energy Operating Services, Inc., or such other
           ----
operator as may be selected by CFP.

     1.17  Geothermal Reserve means not less than One Hundred Five Percent
           ------------------
(105%) or such lesser percentage as CFP may specify in writing of the geothermal resource available at the wellhead (stabilized and tested in accordance with generally recognized standards and procedures) sufficient to operate the Facility continuously and economically at a capacity reflected from time to time in the projections included in the Independent Engineer's Report, dated May 20, 1999, attached as an Appendix to the Caithness Coso Funding Corp. Offering Memorandum, dated May 20, 1999, in compliance with the Project Documents and all Governmental Requirements during the term of the Navy Contract.

     1.18  Governmental Authority means the government of any federal, state,
           ----------------------
municipal or other political subdivision in which the Facility is located, and any other government or political subdivision thereof exercising jurisdiction over the Resource Area, Facility, or CFP, including all agencies and instrumentalities of such governments and political subdivisions (including, without limitation, the Navy).

     1.19  Governmental Requirements means all Laws, ordinances, statutes,
           -------------------------
codes, rules, regulations, orders and decrees of any Governmental Authority, including, without limitation, all authoritizations, consents, approvals, registrations, exemptions, permits and licenses with or from any Governmental Authority, applicable to the Resource Area, Facility, or CFP.

    1.20  Law means any constitution or treaty, any law, ordinance, decree,
          ---
regulation, order, rule, judicial or arbitral decision and any voluntary restraint, policy or guideline not having the force of law, with which such party must reasonably comply, or any of the provisions of such Laws binding on or affecting the party referred to in the context in which the term is used.

     1.21  Navy means the United States Government, acting through the Western
           ----
Division (Code 022) Naval Facilities Engineering Command, San Bruno, California and or the Disbursing officer, Code 0862, Naval Weapons Center, China Lake, California, as the context may require.

     1.22  Navy Contract means that certain contract No. K-N62474-79-C-5382,
           -------------
dated December 6, 1979, by and between the United States of America acting through the Navy and California Energy Company, Inc., as modified, amended, assigned to CLJV and restated by Contract Modification P00004, dated as of October 19, 1983 and as the same may have been or may be further modified or amended.

     1.23  Operating Budget means an annual budget approved by CFP pursuant to
           ----------------
Section 3.1.

     1.24  Operations means those operations delineated by Section 2 of the
           ----------
Operation and Maintenance Agreement.

     1.25  Operations and Maintenance Agreement means the Operations and
           ------------------------------------
Maintenance Agreement (Navy I Project), dated the Effective Date, entered into by CFP, COC and FPLE.

     1.26  Permitted Assigns means Permitted Assigns as defined in Section 12.7.
           -----------------

     1.27  Permitted Liens means Liens which are:
           ---------------

           (a) liens for taxes, assessments and governmental charges which are not delinquent and remain payable without penalty or are being contested in good faith by appropriate proceedings and for which adequate reserves, bonds or other security has been provided; and

           (b) purchase money security interests in real or personal property when the obligation secured is incurred for the purchase of such property and does not exceed one hundred percent (100%) of the lesser of cost or fair market value thereof at the time of acquisition, and the security interest does not extend beyond the property involved; and

           (c) mechanics', materialmen's and similar liens which do not individually or in the aggregate materially interfere with the conduct of CFP's business which are being contested in good faith and have not proceeded to judgment and for which a bond or other security has been posted; and

           (d) deposits or pledges to secure statutory obligations or appeals; releases of mechanics' and materialmen's liens and similar attachments, stays of execution or injunction; performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases; or for purposes of like general nature in the ordinary course of its business; and

           (e)  any other liens approved by CFP.

     1.28  Power Purchase Contract means that certain Agreement dated June 4,
           -----------------------
1984, as amended on May 29, 1985, and that certain Interconnect Agreement dated May 29, 1985, both between SCE and CLJV and all as assigned to CFP as of July 14, 1987, in each case as the same maybe modified or amended from time to time.

     1.29  Project means the Facility, the Resource Area and the associated
           -------
rights to geothermal resources.

     1.30  PURPA means Public Utility Regulatory Policies Act of 1978, as
           -----
amended.

     1.31  Required Services means the services described in Section 2.1
           -----------------
hereof.

     1.32  Resource Area means all real property described in Exhibit A to
           -------------
this Agreement, exclusive of the area on which the Facility is located.

     1.33  Resource Management Plan means the annual written plan for the
           ------------------------
management and development of the Resource Area and the performance of its other services hereunder prepared by COC in accordance with Section 2.1(a)(vi) hereof, as the same may be modified from time to time with the approval of CFP.

     1.34  SCE means Southern California Edison Company, a corporation
           ---
organized and existing under the laws of the State of California.

     1.35  Subordination Agreement means the Operating Fee Subordination
           -----------------------
Agreement (Navy I) between COC and U.S. Bank Trust, National Association, as collateral agent of even date herewith.

     1.36  Transmission Line means that certain 115Kv overhead transmission
           -----------------
line, including associated equipment, connecting the Facility to SCE's Inyokern Substation.

     1.37  Units.  The geothermal power plant (Units 1, 2, and 3) owned by CFP
           -----
and the related geothermal resource gathering system, the geothermal resource disposal system, and the geothermal reserve that is on property of the Naval Weapons Center, China Lake, California, for the purpose of supplying electric energy and capacity to SCE and the Navy.

     1.38  Warranties means the warranties provided by the contractors for the
           ----------
Facility.


                                   ARTICLE 2

                   OPERATION AND MAINTENANCE; SUPPORT SERVICE
                   ------------------------------------------

     2.1  Required Services.  During the term of this Agreement, commencing on
          -----------------
the date of this Agreement, COC shall, to the extent contemplated by the Operating Budget and the Resource Management Plan, provide field operation and maintenance services for the Project as described below (all of which constitute Required Services):

          (a) The following testing, permitting, reporting and recordkeeping services:

                      (i) Review all testing of geothermal production wells and maintain all records regarding the geothermal reserves of the Resource Area as may reasonably be required by CFP;

                      (ii) Area as is usual or advisable for maintenance of existing wells and for determining the necessity of drilling replacement wells, in accordance with general industry practice;

                      (iii) Select one or more individuals to act as liaison with the Navy, SCE, CFP, and FPLE with respect to all services to be rendered by COC under this Agreement;

          (iv) Provide CFP, FPLE and any person designated by CFP prompt notice of all events, occurrences, conditions and issues with respect to the Geothermal Resources of which COC shall become aware and which COC reasonably believes are material to, or are likely to have a material effect on, Operations;

          (v) Provide to CFP analysis of reports, test data, and other information related to the Resource Area with respect to all services to be rendered by COC as reasonably requested by CFP from time to time; and

          (vi) Prepare not later than ninety (90) days prior to the end of each calendar year, in connection with the preparation of the Operating Budget, the Resource Management Plan with respect to (A) the management and development of the Resource Area, (B) performance of its other services hereunder in substance and format acceptable to CFP, (C) a schedule of anticipated tests, including justification as to technical and scientific requirements and estimated costs of testing, (D) a review of the actions taken hereunder during the preceding twelve
(12) month period, including specifically an analysis of drilling and maintenance activities, resource operations and capital expenditures paid or incurred during such period and (E) a forecast of drilling and maintenance activities, resource operations and required capital expenditures for the ensuing calendar year.

     (b) The following support services:

          (i) Maintain, as appropriate, third-party contracts for drilling geothermal wells;

          (ii) Provide adequate safety and security measures for the Resource Area, in coordination with CFP, the Navy, SCE and FPLE; and

          (iii)  Assist CFP and FPLE in maintaining good community relations.

     (c) COC shall, to the extent contemplated by the Operating Budget and the Resource Management Plan, provide the following exploration, drilling, testing and injection services (all of which constitute Drilling Services):

          (i) Explore for new well sites, drill new wells, and complete, test, and make available new wells for tie in to the resource gathering systems for the Project; and

          (ii) Drill, test, workover, repair and make available new wells to the disposal system; and

          (iii)  Perform well workovers and related activities; and

          (iv) Perform all reservoir and resource management related services and reservoir engineering and geologic activities with respect to the field and sub-surface reservoir, including, without limitation, scheduling and supervising well testing, well surveys, maintaining production data bases, reservoir modeling, identifying candidates for well workovers, acid jobs, providing reports on resource availability, declines, production projections, targeting new wells, providing three dimensional models of the reservoir, maintaining and distributing maps, scheduling and supervising geologic geophysical and/or geochemical surveys.

     2.2 CFP may by written notification to COC make changes in, additions to, or deletions from COC's Required Services or Drilling Services. COC shall thereafter perform its Required Services and Drilling Services in accordance with such notification, and the Operating Budget pursuant to Article shall be increased or decreased by the estimated amount of the Direct Costs resulting from the change.

     2.3 If, as a result of an Emergency, COC reasonably believes it necessary to perform services outside the scope of the Operating Budget then in effect and for which advance approval by CFP otherwise required under this Agreement would be impossible or impractical, COC may perform such reasonably necessary services (except Drilling Services, unless such Drilling Services are needed to control blow-outs) so long as the Emergency continues. Payment of all costs including Direct Costs will be made as if the services were part of the Operating Budget then in effect, except to the extent such Emergency is the result of COC's failure (by reason of gross negligence or willful misconduct) to perform the services required hereunder. COC shall provide notice of such Emergency to CFP and FPLE as soon as is practical, together with a statement (including appropriate supporting documentation) for its services provided in connection therewith.


                                   ARTICLE 3

                                OPERATING BUDGET
                                ----------------

     3.1 COC shall prepare a proposed annual budget for Required Services and Drilling Services itemizing separately for services described in Section 2.1 and more particularly described in the related Resource Management Plan. In preparing each proposed budget, COC shall take into account the amounts described in Section 4.2. The budgets shall be in format and substance acceptable to CFP. Each proposed budget for Drilling Services will be accompanied by a written report describing drilling, steam gathering and related activities, recommendations on any actions necessary to maintain the Geothermal Reserve, and long-term projections on resource availability. The proposed budgets will be submitted by COC for consideration and approval by CFP in connection with the approval of CFP's Budget (as defined in the CFP Partnership Agreement) as more fully described in the CFP Partnership Agreement. COC shall submit each proposed budget and related proposed Resource

Management Plan to CFP not later than ninety (90) days prior to the calendar year to which such budgets relate.

     3.2 COC shall perform all Required Services and Drilling Services in accordance with the Operating Budget and related Resource Management Plan (except for Emergencies under Section 2.3). Should COC determine during the course of the year that it cannot in good faith perform the Required Services and Drilling Services within the Operating Budget, COC shall immediately notify CFP. COC shall prepare a revised Operating Budget, together with any necessary supplementary materials, setting forth in reasonable detail the reasons for the inability of COC to perform the services contemplated hereunder within the Operating Budget and the reasons for omission from such Operating Budget of expenses, the incurrence of which COC considers necessary, and submit them to CFP within fifteen (15) days after determining the need for the revised Operating Budget. The proposed revised Operating Budget shall be subject to approval in the manner described in Section 3.1.

     3.3 COC shall report to CFP any variance of the $20,000 or ten percent (10%) or more between (a) actual expenditures for budgeted line items, and (b) budgeted expenditures for such line items on a year-to-date basis, within fifteen (15) days of the end of each calendar quarter and within fifteen (15) days of the determination by COC during the course of any quarter that such variance is likely to occur.

     3.4 COC shall make available to CFP, at reasonable times, all records relating to the charges incurred in connection with COC's performance of COC's obligations under this Agreement.


                                   ARTICLE 4

                                    PAYMENT
                                    -------

     4.1  Compensation.  Subject to the constraints of the Operating Budget, CFP
          ------------
shall pay COC, as compensation for Required Services and Drilling Services performed under this Agreement, all Direct Costs plus the Annual Operating Fee.

     4.2  Direct Costs.  Direct Costs are the following:
          ------------

          (a) Costs for personnel reasonably assigned to work at the Resource Area, as well as additional personnel, including home office personnel as may be required by COC, together with related overhead costs calculated at COC's actual overhead rate. Personnel costs reimbursable hereunder shall include, but not be limited to, direct salaries and wages, overtime premiums, employer paid social security and unemployment insurance costs, insurance coverages required to be furnished by COC pursuant to Article 9, medical, hospital, dental, eye care, disability and life insurance coverages, employer retirement savings program contributions, and vacation, holiday and sick leave in accordance with COC's standard policies.

          (b) All other expenses reasonably incurred by COC at the Resource Area, including but not limited to materials, supplies, rental equipment and vehicles, subcontracted services, communication costs and spare parts, and any other cost or expense not otherwise reimbursed hereunder, including those in excess of the insurance coverage to be maintained by COC under Article 9 of this Agreement subject to the Operating Budget; excepting only those costs or expenses that are (a) due to the gross negligence or willful misconduct of COC or its employees, officers or agents or (b) due to replacement of items lost or stolen as a result of gross negligence in security, tracking or control by COC. COC may not, without the approval of CFP, enter into any subcontract for the performance of the services set forth herein or for the supply of materials therefor having an aggregate value in excess of $50,000 in any calendar year; provided, however, that all items in an approved Operating Budget indicated as being subcontracted shall be deemed approved for purposes of this provision up to the amounts budgeted for such items.

     4.3  Annual Operating Fee.  CFP shall pay to COC for the Required Services
          --------------------
and Drilling Services performed hereunder an annual operating fee (the "Annual Operating Fee") as follows: (i) $532,000 from the Effective Date through the first anniversary of the Commencement Date; (ii) $400,000 from the first anniversary of the Commencement Date through the second anniversary of the Commencement Date; and (iii) $334,000 for each year after the second anniversary of the Commencement Date. On or before June 30 and December 31 of each year, CFP will pay to COC one-half of the Annual Operating Fee in arrears.

     4.4  Procedure for Payment.  COC shall submit all invoices for services
          ---------------------
performed under this Agreement to CFP. All invoices for amounts within the Operating Budget or covered by Section 2.3 hereof shall be paid promptly by CFP.


                                   ARTICLE 5

                                STANDARD OF CARE
                                ----------------

     5.1 COC shall perform its obligations under this Agreement in conformance with applicable industry standards and in a good, workmanlike and commercially reasonable manner. COC will exercise such care, skill and diligence as a prudent business entity engaged in the business of managing and operating a geothermal power project would exercise for the advancement and protection of its own economic interests.

     5.2 All operation and maintenance services shall be performed in a manner designed to have the least possible adverse effect on the Resource Area and on the Facility. Maintenance, overhauls and (to the extent possible) repairs or overhauls required as a result of unexpected events shall be scheduled with CFP and FPLE so as to minimize interference with the operations of the Facility.

     5.3 COC shall at all times keep, or cause to be kept, qualified personnel on the Project site, and shall pay all wages and benefits required by contract and by law. COC shall administer all matters relating to labor relations, working conditions, training, employee benefits, safety and related matters pertaining to its employees.

     5.4 CFP understands that COC's management personnel for operations under this Agreement may be assigned to the Facility part-time as is reasonably necessary to satisfy COC's obligations under this Agreement, but may also be assigned to work on other projects in which COC or its affiliates are involved as equity participants and/or in which an affiliate of FPLE may have an interest. CFP may make requests of COC to replace personnel deemed by CFP to be inadequately experienced or otherwise unqualified to perform the services contemplated by this Agreement, which request shall not be unreasonably refused.

     5.5 COC shall comply with, and cause the Resource Area and all Resource Area personnel to comply with, any applicable standards required by any applicable insurance policies in effect from time to time, all applicable Governmental Requirements (including all requirements imposed by PURPA and FERC), the Power Purchase Contract, the Navy Contract and the operating manuals for the Units.

     5.6 COC shall not, directly or indirectly, create, incur or permit to exist any lien, other than Permitted Liens, on the Facility, the Resource Area or any materials, equipment, services, supplies or other items supplied or procured by COC under this Agreement.


                                   ARTICLE 6

                          RESPONSIBILITIES OF OTHERS
                           AND COOPERATION WITH FPLE
                          --------------------------

     6.1 CFP shall obtain and maintain all permits and licenses with respect to the Project necessary to allow COC to provide all services contemplated by this Agreement.

     6.2 CFP grants to COC a limited license under the Navy Contract and other rights that CFP has to the Project and the surrounding areas that are reasonable and necessary to allow COC to perform the services contemplated by this Agreement.

     6.3 CFP shall provide for COC's use in connection with COC's performance of its duties and obligations under this Agreement of permanent furnished office facilities and a maintenance building.

     6.4 Inasmuch as COC must interface directly with parties other than CFP in the performance of its obligations, CFP shall, when requested by COC, exert its best efforts to secure the performance of such third parties for COC, including but not limited to the compliance with warranties, and the furnishing of information, assistance, or permission. Such third persons shall include, but are not limited to the Navy, SCE, and FPLE. COC shall use its best efforts to cooperate with such third parties in the performance of its obligation under this Agreement.


                                   ARTICLE 7

                                  COC WARRANTY
                                  ------------

     7.1  Limited Warranty.  COC warrants that it will perform the Required
          ----------------
Services and Drilling Services in a good and workmanlike manner by qualified personnel in accordance with generally accepted sound operating and engineering practices for the maintenance of equipment and structures like the Facility.
COC shall assign to CFP all warranties provided by manufacturers, contractors or vendors of spare parts provided for the Facility, and shall pass on to CFP copies of any such warranty. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF.

     7.2  Warranty Period Remedies.  COC's limited warranty described in Section
          ------------------------
7.1 shall be for a period of twelve (12) months from the date such Required Services and Drilling Services were performed or such parts were put into service (the "Warranty Period"). Any claim by CFP under the limited warranty must be made in writing promptly after such party is informed of the deficient Required Services and Drilling Services. COC's sole liability for breach of the limited warranty shall be, in the case of Required Services and Drilling Services, promptly to perform the defective services correctly free of charge and/or promptly to replace unfit or unqualified personnel.

     7.3  No Implied Warranties.  ANY IMPLIED WARRANTIES OF MERCHANTABILITY,
          ---------------------
QUALITY, SUITABILITY AND FITNESS ARE EXCLUDED. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF. COC's limited warranty in
Section 7.1 is exclusive and in lieu of any other warranties.

     7.4  No Additional Payments.  If work required to be performed pursuant to
          ----------------------
this Agreement must be performed, or personnel must be replaced, due to a breach of the warranties contained in this Article 7 within the Warranty Period, COC shall not be entitled to be paid under this Agreement for any and all costs incurred in performing its limited warranty hereunder.

                                   ARTICLE 8

                             SUSPENSION OF SERVICES
                             ----------------------

     8.1 CFP may suspend all or a part of the services to be performed by COC under this Agreement by written notice to COC, for any of the following reasons:

          (a) Force Majeure causes as set forth in Paragraph 12.1, or any other reason that causes shutdown of the Facility or Resource Area for a period of more than 20 consecutive calendar days or for more than 30 days in any 60 day period.

          (b) Inability of the Facility or the Resource Area to properly operate for any reason including but not limited to unavailability of geothermal resource in sufficient quality or quantity, malfunction of equipment, unavailability of materials, equipment, supplies or labor, or structural defects.

          (c) SCE's inability or refusal to accept power from the Facility.

          (d) Navy activities or restrictions which prohibit economical operation of the Facility or the Resource Area.

          (e) Failure of COC to perform the Required Services, Drilling Services or Emergency Services in accordance with the standards set forth in Article 5 of this Agreement.

     8.2 Upon receipt of notice of suspension from CFP, COC shall continue to perform its non-suspended services under this Agreement at such personnel staffing and performance levels as are prudently dictated by the circumstances. COC shall have the right during any such suspension to terminate the employment of any of its personnel. Except in connection with Section 8.1(c), any cost of reemployment for the performance of services under this Agreement shall be payable as a Direct Cost under Section 4.2.

     8.3 Except in connection with Section 8.1(e), in the event of suspension, CFP shall continue to pay COC all compensation in accordance with Article 4, unless it is determined that such suspension will extend for more than 30 calendar days. In the event such suspension will extend for more than 30 calendar days, CFP shall compensate COC for costs associated with winding down and restarting the operation and maintenance activities to the extent provided for in the Operating Budget.

     8.4 COC may, by giving 30 days written notice to CFP, suspend all or a part of its services under this Agreement if CFP shall fail to make any payment when due as required under Article 4, provided that no such suspension shall occur if the required payment is made within the notice period and except for any Operating Fees which are not paid on account of the Subordination Agreement.

                                   ARTICLE 9

                                   INSURANCE
                                   ---------

     9.1 COC shall procure and maintain in force the insurances listed below, which shall contain waivers of subrogation with respect to loss or damage resulting from COC's performance under this Agreement;

          (a) Comprehensive general liability coverage, including bodily injury, physical damage, and automobile liability, in the amount of $5,000,000 combined single limit.

          (b) California Workers' Compensation coverage in statutory form and amount.

          (c) Such additional insurance as may be reasonably required by CFP from time to time.

     9.2 COC shall provide to CFP such evidence of the required insurance as CFP may reasonably specify.

     9.3 Each of the required policies shall be endorsed to provide that the party requiring the insurance be given thirty (30) days advance notice of cancellation or material change.

     9.4 Each of the required insurances shall be primary insurance for all purposes and shall be so endorsed.


                                  ARTICLE 10

                                  TERMINATION
                                  -----------

     10.1 COC may terminate its performance under this Agreement upon six months' written notice to CFP. CFP may terminate COC's performance under this Agreement upon six months' written notice to COC. Should such termination occur, COC shall be paid for its services to the date of termination in accordance with Article 4 (including any costs payable under Section 10.3) less any out-of-pocket costs incurred by CFP in obtaining a replacement operator to perform the services contemplated by this Agreement.

     10.2 If either party commits a material breach of its obligations under this Agreement, the other party (hereinafter the "Non-Defaulting Party") may give such party in default (hereinafter the "Defaulting Party") a written notice describing such breach in reasonable detail and, if the breach is remediable, demanding that the Defaulting Party cure it. If the breach is not remediable, the Defaulting Party shall be in default under this Article 10. If the breach is remediable, and the Defaulting Party does not cure the breach within sixty (60) days after its receipt of such notice or, if the breach is such that it can be cured but not within such period of time, does not promptly commence action which is calculated to cure such breach within a reasonable period of time and thereafter diligently pursue such action to completion, then the Defaulting Party shall be deemed to be in default under this Article 10. Upon a default under this Article 10:

          (a) If the Defaulting Party is CFP, then COC shall have the right to terminate this Agreement by written notice to CFP, without prejudice to any remedies at law or in equity that are available to COC by reason of CFP's default. In addition, the costs reasonably incurred by COC in effecting termination in accordance with the terms of this provision, including severance pay and relocation costs for any terminated employees, shall be paid to COC.

          (b) If the Defaulting Party is COC, then CFP may suspend COC's performance under this Agreement and engage a third party to perform the services COC is obligated to perform under this Agreement until such time as COC is able to resume performance. If, within 30 days of such suspension, COC demonstrates to the reasonable satisfaction of CFP that it is able to perform fully under this Agreement, and to compensate CFP for all costs, losses or damages incurred which arise from COC's prior incomplete performance or failure to perform, then COC shall be reinstated under this Agreement with full powers and rights as it had prior to the suspension. If COC shall not be reinstated under the Agreement as contemplated in the preceding sentence, then CFP shall have the right to terminate this Agreement by written notice to COC, effective immediately upon such notice, without prejudice to any remedies at law or in equity that are available to CFP by reason of COC's default.

     10.3 If a default is not cured as provided in Section 10.2, the Non-Defaulting Party may elect to suspend performance hereof on a month-by-month basis rather than terminate the Agreement. If the Non-Defaulting Party suspends performance, the Defaulting Party may remedy such default during the period of suspension and pay the Non-Defaulting Party its losses or damages, plus interest at the rate of 10% per annum. Upon the remedy of such default and payment of
                   ---------
such damages to the Non-Defaulting Party, such default shall cease to exist and the Non-Defaulting Party may not terminate this Agreement unless the Defaulting Party commits a separate material breach of this Agreement which permits termination pursuant to this Article. The remedy provided by this Section 10.3 is in addition to other remedies provided elsewhere in this Agreement.

     10.4 Subject to the applicable provisions of other documents entered into by the parties, either party may terminate this Agreement by written notice to the other party if the latter party (a) commences a voluntary proceeding under any federal or state bankruptcy, insolvency or reorganization law, or (b) has such a proceeding filed against it and fails to have such proceeding stayed or vacated within 30 days, or (c) upon the end of any such stay, fails to have such involuntary proceeding vacated within 30 days thereafter, or (d) admits the material allegations of any petition in bankruptcy filed against it, or (e) is adjudged bankrupt, or (f) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of such party's assets and is not discharged within 30 days after his appointment. Any termination of this Agreement pursuant to this Section 10.4 shall be considered to be by reason of anticipatory breach of contract, and such termination shall be without prejudice to any rights the terminating party may have by reason of such anticipatory breach.

     10.5 If SCE terminates the Power Purchase Contract because of an uncured default of the Power Purchase Contract that was the result of COC's gross negligence or willful misconduct, then this Agreement shall be terminated effective upon termination of the Power Purchase Contract.

     10.6 In case of a termination pursuant to this Article 10, CFP and COC shall arrive at a schedule for a transition period, at the end of which COC shall be relieved of its obligations under this Agreement. During the transition period, COC shall cooperate with any party appointed to be
replacement field operator to ensure a smooth transition of service.    In
addition, COC shall arrange for the transfer to CFP of any permits and licenses for the Facility or any resource development activities in connection therewith held in the name of COC. In case of a termination, COC shall be entitled to the termination and demobilization payments contemplated by this Article 10, unless the termination results from a default by COC as defined in this Article 10, in which case no termination or demobilization payments shall be due to COC under this Agreement.

     10.7 Subject to earlier termination pursuant to the terms of this Article 10, the term of this Agreement shall expire on December 31, 2009.


                                  ARTICLE 11

                                INDEMNIFICATION
                                ---------------

     11.1 Each party shall defend, indemnify, and hold harmless the other from and against all claims, demands, liability, loss, suit, judgment, cost, damage or expense incurred or suffered by the indemnified party (including the cost of investigating, analyzing and defending such matters, and including court costs and reasonable attorneys' fees) relating to, resulting from or arising out of acts or omissions of the indemnifying party and connected in any way with its performance under this Agreement, whether or not insured against, except to the extent caused by the gross negligence of the party otherwise indemnified. The indemnity granted herein shall include indemnity for damage to property or to the environment and for injury to or death of any person, including employees of COC and CFP. "Acts or omissions" of a party shall include acts or omissions of lower tier subcontractors, suppliers, or others operating within the scope of authorization of such party.

     11.2 Where one party is obligated under this or other Articles to indemnify another, such obligations shall extend to the partners and affiliates of the party indemnified, and to directors, officers, agents, and employees of any of them.


                                  ARTICLE 12

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     12.1 Any delay or stoppage of work due to any of the following causes shall constitute a Force Majeure event for such a period as such obligations cannot be performed: acts of God, fire, flood, earthquake, explosion, riot, war, sabotage, terrorism, or governmental acts and decrees. However, such delay or stoppage shall not constitute a Force Majeure event if such event is caused by the active or passive negligence or the intentional acts or omissions of the delayed party. The delayed party shall recommence the performance of its obligations as promptly and expeditiously as possible following any such delay or stoppage. If any such Force Majeure event continues for 45 days, either party may terminate this Agreement in accordance with the provisions of Article 10, including without limitation the provisions regarding payment to COC of termination and demobilization payments.

     12.2 Any controversy between COC and CFP or claim of COC or CFP arising out of or related to this Agreement, or the breach thereof, shall first be referred to the management of COC and the Management Committee of CFP for resolution. If agreement cannot be reached, the parties may pursue other means for resolving the dispute.

     12.3 Any notice, demand or request provided for in this Agreement shall be in writing and shall be deemed properly served, given or made if delivered in person or upon five days after being dispatched by registered or certified mail, postage prepaid, to the entities specified below:

If to COC:     Caithness Operating Company LLC
               c/o Caithness Energy, L.L.C.
               1114 Avenue of the Americas
               New York, New York 10036
               Attn:  President

If to CFP:     Caithness Finance Partners
               c/o Caithness Energy, L.L.C.
               1114 Avenue of the Americas
               New York, New York 10036
               Attn:  President

                         and

               ESI Geothermal, Inc.
               700 Universe Boulevard
               Juno Beach, Florida  33408
               Attn:  Vice President - Business Management

If to FPLE:    FPL Energy Operating Services, Inc.
               700 Universe Boulevard
               Juno Beach, Florida 33408
               Attn: Vice President - Operations

     Any party may at any time by written notice to all other parties designate different or additional entities or different addresses for the giving of these notices. No notice to CFP shall be effective unless given to ESI separately.

     Further, all consents and approval required by this Agreement shall be in writing, sent as any notice would be under this Section 12.3; provided, however, that in case of Emergency, approvals or consents may be made by telefax, telegraph, or other similar means.

     12.4 During the term of this Agreement, COC acting in its capacity under this Agreement shall act as an independent contractor of CFP, not as a partner or joint venturer. No party shall be the agent or have a right or power to bind any other party without its express consent.

     12.5 The captions and headings appearing in this Agreement are inserted merely to facilitate reference and shall have no bearing upon the interpretation of this Agreement.

     12.6 This Agreement shall be governed by the laws of the State of California respecting contracts made and to be performed in the State of California.

     12.7 This Agreement shall inure to the benefit of and be binding upon (i) the parties hereto and (ii) any other persons or entities to which either of them may assign or transfer their rights and/or obligations hereunder in accordance herewith (such persons or entities collectively the "Permitted Assigns"). The parties hereto acknowledge that this Agreement is being entered into for the benefit of CFP. Neither party may assign its rights or delegate its obligations under this Agreement, except by prior written approval of the parties; provided, however, that COC and CFP shall have the right to assign their rights under this Agreement without consent to any lender or lenders in connection with any financing secured by the Facility.

     12.8 Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under any applicable law in any jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of such provision or the remaining provisions of this Agreement in such jurisdiction, and without affecting the validity of such provision or the remaining provisions of this Agreement in any other jurisdiction.

     12.9 No failure to exercise and no delay in exercising, on the part of either party, any right, power or privilege in this Agreement shall operate as a waiver of such right, power or privilege. The rights and remedies this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     12.10 This Agreement sets forth the entire Agreement and understanding between the parties and supersedes and replaces all prior written agreements and negotiations and oral understandings, if any, with respect to this Agreement, including the Amended and Restated Operation and Maintenance Agreement (Navy I), dated December 16, 1992, by and between China Lake Operating Company and California Energy Company, Inc., as amended. This Agreement may not be amended without the written consent of CFP.

     12.11 COC agrees that it does not and shall not discriminate against or segregate any applicant or employee, or group of applicants or employees, on account of race, color, religion, sex, national origin, disability, or status as a disabled veteran or veteran of the Vietnam era. Further, unless this Agreement is exempted by statute, rules, or regulations, the following clauses are incorporated herein by reference and are binding on COC: (a) "Equal Employment Opportunity Clause," paragraphs one (1) through seven (7), set forth at Section 202 of Executive Order 11246, as amended by Executive Order 11375, 41 C.F.R. 60-1.4, (applicable to contract exceeding $10,000); (b) "Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era Clause," set forth at 41 C.F.R. 60-250.4 (applicable to contracts exceeding $10,000); and (c) "Affirmative Action for Handicapped Worker Clause," set forth at 41 C.F.R. 60-
741.4 (applicable to contract exceeding $2,500).

                                  END OF PAGE

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                              COSO FINANCE PARTNERS,
                              a California general partnership

                              By: New CLOC Company, LLC,
                                  a Delaware limited liability company,
                                  its Managing General Partner

                                  By:    /s/ Christopher T. McCallion
                                         ----------------------------
                                         Christopher T. McCallion
                                         Executive Vice President

                              By: ESCA, LLC,
                                  a Delaware limited liability company,
                                  its General Partner

                                  By:    /s/ Christopher T. McCallion
                                         ----------------------------
                                         Christopher T. McCallion
                                         Executive Vice President


                              COSO OPERATING COMPANY LLC,
                              a Delaware limited liability company


                              By: /s/ Christopher T. McCallion
                                 -----------------------------
                              Its:  Executive Vice President
                                  ----------------------------------------------

                                   EXHIBIT A

                           REAL PROPERTY DESCRIPTION
                           -------------------------


The Southwest quarter of the Southwest quarter of Section 4; the South half of the South half of Section 5; the South half of the Southeast quarter and the Southeast quarter of the Southwest quarter of Section 6; the East half of
Section 7; all of Section 8; and all of Section 9; all located in Township 22 South, Range 39 East, Mount Diablo Base and Meridian; in the County of Inyo, State of California, according to the official plat thereof.